SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 1, 2006

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                             BROOKLINE BANCORP, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-23695                   04-3402944
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(State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
       of incorporation)                                     Identification No.)


160 Washington Street, Brookline, Massachusetts                   02447-0469
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   (Address of principal executive offices)                       (Zip Code)


                                 (617) 730-3500
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              (Registrant's telephone number, including area code)


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Agreement
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On February 28, 2006, Brookline Bancorp, Inc. announced that it signed a merger agreement to increase its ownership interest in Eastern Funding LLC from approximately 29% to 86% through a cash payment of approximately $16.2 million, excluding related transaction costs. It also announced that it hired William R. MacKenzie as senior vice president in charge of commercial lending.

See exhibit no. 99.1 attached hereto for the press release relating to these matters.

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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             BROOKLINE BANCORP, INC.


Date: March 2, 2006                          By: /s/ Paul R. Bechet
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                                                 Paul R. Bechet
                                                 Senior Vice President and Chief
                                                 Financial Officer

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                                  EXHIBIT INDEX


The following exhibits are furnished as part of this report:


     Exhibit No.    Description
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        99.1        Press release of Brookline Bancorp, Inc. dated March 1, 2006